Exhibit 5



                                                    April 17, 2000


Young & Rubicam Inc.
285 Madison Avenue
New York, New York  10017

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am General Counsel to Young & Rubicam Inc., a Delaware corporation (the "Company"). In such capacity, I have acted as counsel to the Company in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company contemporaneously herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering (i) $287,500,000 aggregate principal amount of the Company's 3% Convertible Subordinated Notes due 2005 (the "Notes") and (ii) the shares of common stock, par value $.01 per share, of the Company issuable upon conversion of such Notes (the "Shares"). The Notes and the Shares registered by the Registration Statement are to be offered for the respective accounts of the holders thereof.

         In that connection, I have examined:

         (a) the amended and restated Certificate of Incorporation of the Company;

         (b)      the amended and restated By-Laws of the Company;

         (c) an executed copy of the Indenture dated as of January 20, 2000 (the "Indenture") between the Company and The Bank of New York, as trustee;

         (d) the Registration Agreement dated as of January 20, 2000 between the Company and the Initial Purchasers named therein;

         (e)      the Registration Statement; and

         (f) corporate proceedings relating to the authorization of the Notes and the Shares, and such other instruments and documents as I deemed relevant under the circumstances.

In addition, I or members of my staff have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

         In arriving at the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted as copies. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Purchase Agreement), (ii) that the Notes conform to the specimen thereof that I have reviewed and (iii) that the certificates representing the Shares conform to the specimen thereof that I have reviewed.

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:


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         1. The execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and the Notes have been duly executed and delivered by the Company and are the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture; and

         2. The Shares into which the Notes are convertible at the initial conversion price have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Notes in accordance with the Indenture and the terms of the Notes at conversion prices at or in excess of the par value of such Shares, will be validly issued, fully paid and nonassessable.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company,
(a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.




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         I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, I do not thereby admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                 Very truly yours,


                                                 /s/ Stephanie W. Abramson
                                                 ------------------------------
                                                 Stephanie W. Abramson
                                                 Executive Vice President,
                                                 General Counsel and Secretary